Exhibit 23.1
                                                       Consent of Moore Stephens

Board Of Directors
Atlantic International Entertainment, Ltd.

         We consent to the inclusion in the registration statement on Form SB-2 of our report dated February 6, 1999 on our audits of the consolidated financial statements of Atlantic International Entertainment, Ltd. We also consent to the reference to our firm under the caption "Experts."



                                             /s/ Moore Stephens, P.C.
                                             ----------------------------
                                             Moore Stephens, P.C.
                                             Certified Public Accountants



Cranford, New Jersey
June 3, 1999